Prospectus Supplement filed under Rule 424(b)(3)
                                         Registration No. 333-07899

                       Prospectus Supplement

The Prospectus dated August 13, 1996, relating to the offer for resale of up to $200,650,000 aggregate principal amount of the Continental Airlines, Inc. 6-3/4% Convertible Subordinated Notes due April 15, 2006 is hereby supplemented as follows:

1)   The Principal Amount of Registered Notes held by "Goldman,
     Sachs & Co." is $906,000 as of January 14, 1998.

2)   The Principal Amount of Registered Notes held by "UBS
     Securities LLC" is $450,000 as of January 14, 1998.


    The date of this Prospectus Supplement is January 26, 1998.